UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-96589 Commission File Number	88-0514502 (I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas (Address of principal executive offices)		75243 (Zip Code)

Registrant’s telephone number, including area code: (214) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On May 21, 2008, the Texas Department of Public Safety and other law enforcement agencies shutdown all of the amusement-with-prize (AWP) operations of Aces Wired, Inc. (the Company) pursuant to search and arrest warrants executed and served by the Attorney General of Texas and certain local authorities. The shutdown resulted in the indefinite closure of all six of the Company’s amusement gaming centers then in operation and confiscation of certain of the Company’s property and equipment, cash and bank accounts.

Due to uncertainties associated with the ultimate recovery of the confiscated assets and the resumption of its AWP operations in Texas, management has since determined that such actions will require an impairment charge pursuant to U.S. generally accepted accounting principles. Accordingly, the Company expects to recognize an approximate $10.7 million charge in the third quarter of 2008 resulting primarily from the above and impairment of goodwill and certain intangible assets allocable to its AWP operations. This estimated charge is net of deferred credits associated with the Company’s AWP operations and includes accruals for related severance and amusement center lease termination payments. The Company expects to incur substantial legal expenses in the future as it litigates for the return of its assets and continuance of its AWP operations in Texas.

U.S. generally accepted accounting principles require that a claim that is subject to litigation be presumed to be not probable of realization. Accordingly, compensation for and/or the return of the confiscated assets were not considered when making the impairment determination. Additional information on this impairment and the final impairment charge recognized will be reported in our quarterly reports on Form 10-QSB for the quarterly periods ended May 4, 2008 and August 3, 2008, respectively.

The shutdown of the AWP operations was previously reported under Item 8.01, Other Events, in a current report on Form 8-K that the Company filed with the Commission on May 22, 2008.

Safe Harbor Disclosure

Certain of the statements made in this report are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Statements that do not constitute historical fact are forward-looking statements and include, without limitation, statements relating to future events and anticipated results of operations, business strategies, and other aspects of the Company’s operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will occur or be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer